UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 31, 2011

AMBASSADORS GROUP, INC.

Delaware	No. 0-33347	91-1957010
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dwight D. Eisenhower Building, 2001 S Flint Road, Spokane, WA 99224
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code
(509) 568-7800

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

 Effective May 31, 2011, Ambassadors Group, Inc. (the "Registrant") entered into an amendment to its Credit Agreement (the "First Amendment to Credit Agreement") with Wells Fargo Bank, National Association (the "Bank") whereby the Registrant extended its existing primary credit facility.  Under the terms of the First Amendment to Credit Agreement, the Registrant may continue to access up to an aggregate principal amount of $20.0 million, through June 1, 2014. The Registrant’s obligation to repay advances under the line of credit is evidenced by a Revolving Line of Credit Note also dated May 31, 2011.  The credit facility contains a subfeature for the issuance of standby letters of credit not to exceed $2.5 million in the aggregate.

In addition, the First Amendment to Credit Agreement modified the Registrant’s financial covenants as follows:

	Original Agreement	First Amendment
Current Ratio	> 1.10 to 1.0 June 30	Removed, No Restriction
> 1.5 to 1.0 September 30

Tangible Net Worth	> $40.0 MM	> $50.0 MM

Net Income	> $4.0 MM	> $4.0 MM

Deployable Cash	> $0	> $0

Under the current terms of the Credit Agreement, borrowings bear interest at LIBOR + 0.875% or at Bank’s Prime Rate, at the Registrant’s option.  There are no fees for unused borrowings and no other material modifications to the existing terms.

The foregoing summary of the First Amendment to Credit Agreement and the Revolving Line of Credit Note are qualified in their entirety by reference to the full text of the agreements attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1:  First Amendment to Credit Agreement, effective May 31, 2011

Exhibit 10.2:  Revolving Line of Credit Note, effective May 31, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AM AMBASSADORS GROUP, INC.
Date: May 31, 2011	By: /s/	Anthony F. Dombrowik	/s/
Anthony F. Dombrowik Senior Vice President, Chief Financial Officer (Principal financial officer)

EXHIBIT INDEX

Exhibit
Number	Description
10.1 10.2	First Amendment to Credit Agreement, effective May 31, 2011 Revolving Line of Credit Note, effective May 31, 2011